EXHIBIT C

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                            The Catalyst Group, Inc.

                      Organization as of December 31, 2000

                                            State of
Name                                        Incorporation            Location of Business      Nature of Business
----                                        -------------            --------------------      ------------------

Ronald W. Cantwell                          N/A                      N/A                       100% ownership of The Catalyst
 (Individual)                                                                                  Group, Inc.


The Catalyst Group, Inc.                    Louisiana                Edison, NJ                100% ownership of Catalyst Vidalia
                                                                                               Acquisition Corporation.


Catalyst Vidalia Acquisition                Louisiana                Edison, NJ                100% ownership of Catalyst Vidalia
  Corporation ("CVAC")                                                                         Holding Corporation and the
                                                                                               sole member of Century Power, LLC.


Century Power, LLC                          Louisiana                Edison, NJ                Owns 100% of the CVHC Participating
                                                                                               Preferred Stock

Catalyst Vidalia Holding                    Louisiana                Edison, NJ                100% ownership of Catalyst Vidalia
  Corporation ("CVHC")                                                                         Corporation and the sole
                                                                                               member of Vidalia Holding, LLC.


Vidalia Holding, LLC                        A Louisiana              Edison, NJ                Limited Partner of Catalyst Old River
                                            Limited Liability                                  Hydroelectric Limited Partnership
                                            Company                                            with a 25% undivided interest.


Catalyst Vidalia Corporation                Louisiana                Edison, NJ                General Partner of Catalyst Old River
                                                                                               Hydroelectric Limited Partnership
                                                                                               with 50% undivided interest in and
                                                                                               100% voting interest in such
                                                                                               partnership.

Catalyst Old River Hydroelectric            A Louisiana Limited     Vidalia, LA                Lessee of a 192 megawatt
 Limited Partnership                        Partnership                                        hydroelectric facility in
                                                                                               Concordia Parish, Louisiana.

Catalyst Construction Corporation           Delaware                 --                        Inactive, owned 100% by CVAC
     of Connecticut

Catalyst Energy Construction                Delaware                 --                        Inactive, owned 100% by CVAC
     Corporation

Catalyst Waste-to-Energy Corporation        Delaware                 --                        Inactive, owned 100% by CVAC

Obermeyer Hydraulic Turbines                Connecticut              --                        Inactive, owned 100% by CVAC

Catalyst Energy Systems Corporation         Delaware                 --                        Inactive, owned 100% by CVAC
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